UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 20, 2004

                         CHARDAN CHINA ACQUISITION CORP.
               (Exact Name of Registrant as Specified in Charter)

          Delaware                    000-50604                 20-0456115
          --------                    ---------                 ----------
(State or Other Jurisdiction         (Commission               (IRS Employer
      of Incorporation)              File Number)            Identification No.)

625 Broadway, Suite 1111, San Diego, California                    92101
-----------------------------------------------                    -----
  (Address of Principal Executive Offices)                       (Zip Code)

Registrant's telephone number, including area code: (858) 847-9000

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

General; Structure of Acquisition

      On December 20, 2004, Chardan China Acquisition Corp. ("CCAC") entered into a Stock Purchase Agreement ("Purchase Agreement") with State Harvest Holdings Limited, a British Virgin Islands corporation ("Origin"), and all the stockholders of Origin ("Origin stockholders") for CCAC's acquisition of Origin. Origin is a BVI holding company formed for the purpose of owning, as of the closing, four Chinese companies engaged in the production and sale of agricultural corn, cotton and rice seeds. The operating companies are Beijing Origin Seed Limited, Changchun Origin Seed Technical Development Limited and Henan Origin Cotton Technology Development Limited (these three companies are referred to as the "Chinese Operating Subsidiaries"), and the technology - intellectual property holding and licensing company is Beiging Origin State Harvest Biotechnology Limited ("Origin Biotechnology").

      For the acquisition, CCAC will form its own wholly-owned subsidiary under the laws of the British Virgin Islands, under the name Origin Agritech Limited ("Agritech"), and at the time of the closing, CCAC will merge with and into Agritech for the purpose of redomestication out of the United States to secure future tax benefits. This redomestication merger will be achieved by a one-for-one exchange of all the outstanding common stock of CCAC for common stock of Agritech and the assumption of all the rights and obligations of CCAC by Agritech, including assumption of the outstanding warrants of CCAC on the same terms as they currently exist. Then, Agritech immediately will acquire all the common stock of Origin by the issuance of shares and payment of cash consideration as described below, making it a wholly owned subsidiary. Additionally, at the closing, the Chinese parties to the Purchase Agreement will execute various stock consignment agreements assigning to Origin their rights in the Chinese Operating Subsidiaries so that they will become the equivalent of subsidiaries of Origin under Chinese law. Beijing Origin Seed Limited will be 97.96% owned with Henan Agriculture University holding the remaining 2.04%, Henan Origin Cotton Technology Development Limited will be 97.96% owned with the remaining 2.04% owned by an individual, and Changchun Origin Seed Technical Development Limited and Origin Biotechnology will be 100% owned. The three Chinese Operating Companies will also execute Technology Service Agreements with Origin Biotechnology for the assignment, holding and management of the technology and intellectual property of the seeds and their production.

      The current management of Origin and the Chinese Subsidiaries, led by Dr. Han Gengchen and Messrs. Yang Yasheng and Yuan Liang, will become the executive officers of Agritech and will continue to operate the Chinese companies. These persons will also become three of the nine-person board of directors of Agritech. Kerry Propper, a current director and an officer of CCAC, also will be a director of Agritech. Dr. Han and Messrs Yang and Yuan will enter into a voting agreement with Agritech and Mr. Propper for their commitment to take such action as is necessary to nominate and elect Mr. Propper and a designee of his as directors of Agritech for three years after the closing. Of the remaining four director positions two will be filled upon the recommendation the Chinese parties and two will be jointly determined, but consideration will be made in meeting the requirements of having directors who are both independent and financially sophisticated.


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      The transaction is expected to be consummated in the second fiscal quarter of 2005, after the required approval by CCAC stockholders, as discussed herein.

Purchase Price

      At the closing, the Origin stockholders and their designees, subject to adjustments and certain holdbacks, will be paid an aggregate of $10,000,000 in cash and issued an aggregate of 10,200,000 shares of Agritech common stock for all the outstanding common stock of Origin. Of the cash portion of the purchase price, $250,000 will be held back for one year by Agritech to secure certain indemnification obligations of the Origin stockholders.

      As additional purchase price, Agritech will pay to the Origin stockholders and their designees, up to an aggregate of $15,000,000 in the event that any of the following occurs during any fiscal year of Agritech after the closing date until December 31, 2008 (or June 30, 2009 if the fiscal year is changed to a July 1 - June 30 fiscal year):

      A. If Agritech receives at least $40,000,000 in gross proceeds in additional financing (i) as a result of the call of the outstanding public warrants assumed by Agritech at the closing; (ii) upon Agritech's successful completion of a secondary offering; or (iii) the private investment into Agritech by a strategic investor ("Financing Adjustment"); or

      B. If Agritech generates a net positive cash flow of not less than $2,000,000 on a consolidated basis in any fiscal year after the closing ("Earnings Adjustment"), the Origin stockholders and their designees will be entitled to receive 75% of the net positive cash flow up to a maximum of $7,500,000 per fiscal year; provided however, that the board of directors of the surviving corporation, solely on the basis of a proposal by Dr. Han, as a director, may reduce the amount to be paid in any one year.

      In the event that both an Earnings Adjustment and a Financing Adjustment occurs, the maximum aggregate amount to be paid to the Origin stockholders from one or both adjustments is $15,000,000.

      As further additional purchase price, certain Origin stockholders and their designees will be issued, on an all or none basis per year, an aggregate of 1,500,000 shares of common stock of Agritech, if on a consolidated basis, Agritech has or exceeds after-tax profits (excluding after-tax operating profits from any subsequent acquisition for securities that have a dilutive effect and before the expenses of this transaction and director and employee option expense) in the following amounts for the indicated 12-month periods ending June 30:

                 Year ending June 30,                After Tax Profit
                 --------------------                ----------------
                        2006                           $11,000,000
                        2007                           $16,000,000
                        2008                           $21,000,000
                        2009                           $29,000,000


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

Representations and Warranties

      The Purchase Agreement contains representations and warranties of each of the CCAC, Origin and the Origin stockholders relating to, among other things,
(a) proper corporate organization and similar corporate matters, (b) capital structure of each constituent company, (c) the authorization, performance and enforceability of the Purchase Agreement, (d) licenses and permits, (e) taxes,
(f) accredited investor status, (g) absence of undisclosed liabilities, (h) holding of leases and ownership of other properties, including intellectual property, (i) accounts receivable, (j) inventory, (k) contracts, (l) title and condition of assets, (m) absence of certain changes, (n) employee matters, (o) compliance with applicable laws, (p) absence of litigation, (q) compliance with applicable provisions of securities laws, including past and transaction-related filings. The Origin Stockholders have represented and warranted that they own all the stock of Origin.

Covenants

      Each of the CCAC, Origin and the Origin stockholders has agreed to continue to operate their respective businesses in the ordinary course prior to the closing. In addition, CCAC will pursue this transaction and take the actions necessary to redomesticate at the time of the closing. Origin and the Origin subsidiaries will pursue this transaction and take the actions necessary to reorganize so that at the closing there will be a parent holding corporation formed under British Virgin Islands law with four subsidiaries formed and operating under the law of the Peoples Republic of China ("PRC") law.

      Additional material covenants under the Purchase Agreement include:

      (i) Obtaining all necessary approvals, including shareholder and governmental approvals for redomestication in the BVI by CCAC and for reorganization of the Chinese Operating Subsidiaries and Origin Biotechnology under PRC law;

      (ii) Origin and each Origin subsidiary must maintain insurance polices providing insurance coverage for its business and its assets in the amounts and against the risks as are commercially reasonable for the businesses and risks covered;

      (iii) The Origin stockholders must protect confidential information and maintain the confidentiality of Origin and the Chinese Operating Subsidiaries proprietary information and they must not compete with the business of Origin, without the written consent of Origin, anywhere in the PRC, Hong Kong and Taiwan;

      (iv) Until the closing neither the Origin stockholders nor Origin nor any Origin subsidiary shall solicit or initiate proposals from, provide information to or hold discussions with any party, enter into any agreement or understanding, providing for any acquisition of any capital stock of Origin and any Origin subsidiary or any part of their respective assets or businesses;


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

      (v) Until the closing, the Origin stockholders and their affiliates, directly or indirectly, will not engage in any transactions involving the securities of CCAC;

      (vi) For three years after the closing, Origin, the Origin stockholders and Agritech will use their best efforts to nominate Kerry Propper and one additional person for election as directors;

      (vii) After the closing of the transaction, Agritech shall be responsible for payment of a $1,000,000 capital contribution for Beijing Origin State Harvest Biotechnology Limited, as required by PRC law, and to the extent that such capital is paid by Dr. Han, take action to fully reimburse him for any advances of the capital contribution.

Conditions to Closing

      A.    General Conditions

      Consummation of the transaction is conditioned on the stockholders of CCAC, at a meeting called for these purposes, (i) approving the Purchase Agreement and related transactions, (ii) approving the merger of CCAC into Agritech for the purpose of corporate redomestication in the BVI, which will include retention of the Agritech name and an increase in the authorized capital of the current company, and (iii) electing directors of Agritech. The stockholders will also be asked to adopt a stock option and award plan, but the transaction is not dependent on the approval of this plan.

      The matter of the Purchase Agreement and the related transactions will require approval by the holders of a majority of the common stock of CCAC, all of which will be described in the CCAC proxy statement. The holders of the common stock of CCAC issued prior to its initial public offering ("IPO"), including such shares held by the current officers and directors of CCAC ("Non-Public Shares"), have agreed to vote in the matter of the Purchase Agreement as the majority of the shares sold in the IPO ("Public Shares") are voted. Additionally, if holders owning 20% or more of the Public Shares vote against the transaction and exercise their right to convert their Public Shares into a pro-rata portion of the funds held in trust by CCAC, then the transaction contemplated by the Purchase Agreement cannot be approved. The approval of the redomestication and corresponding differences in the charters of CCAC and Agritech will require a vote of a majority of the outstanding common stock of CCAC. The approval of the stock plan will require the approval of the majority of the holders of CCAC common stock present at the meeting. The directors are elected by a plurality of the shares of common stock of CCAC outstanding.

      In addition, the Purchase Agreement is conditioned upon (i) no order, stay, judgment or decree issued by any governmental authority preventing, restraining or prohibiting in whole or in part, the consummation of the transactions contemplated in the Purchase Agreement, (ii) execution and delivery to each party of each of the various transaction documents, (iii) delivery by each party to the other party of a certificate to the effect that the representations and warranties of each party are true and correct in all material respects as of the closing and all covenants


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

contained in the Purchase Agreement have been materially complied with by each party, and (iv) receipt of necessary consents and approvals by third parties and completing necessary proceedings. B. Origin and Origin Stockholder Conditions to Closing

      The obligations of Origin and each Origin stockholder to consummate the transactions contemplated by the Purchase Agreement also are conditioned upon each of the following, among other things: (i) Agritech will be an existing company under the laws of the British Virgin Islands; (ii) Origin shall have entered into, effective as of the closing, the employment agreements with the key executives, Dr. Han and Messrs. Yuan and Yung, the forms of which are exhibits to the Purchase Agreement; and (iii) Disbursement of funds held in the trust account maintained for CCAC.

      C.    CCAC's Conditions to Closing

         The obligation of CCAC to consummate the transactions contemplated by the Purchase Agreement also are conditioned upon each of the following, among other things:

      (i)   The Origin Stockholders shall have delivered the Origin stock;

      (ii) The Stock Consignment Agreements and Technology Services Agreements will be executed and delivered;

      (iii) At the closing, there shall have been no material adverse change in the assets, liabilities, financial condition or prospects of Origin, the Origin subsidiaries or its business from that shown or reflected in the financial statements of Origin at September 30, 2004 and as to be described in the CCAC proxy statement, and between the date of the Purchase Agreement and the closing date, there shall not have occurred an event which, in the reasonable opinion of CCAC would have a material adverse effect on Origin or the subsidiaries of Origin;

      (iv) At the closing, Origin and the Origin subsidiaries, on a consolidated basis immediately prior to closing, will have not less than US $10,000,000 in cash assets and will have short and long term debt only to the extent arising in the ordinary course of business;

      (v) The information about Origin and its subsidiaries and its management provided for inclusion in the CCAC proxy statement at the time of its distribution and at the closing, will accurately reflect the business, Origin, the


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

            Origin subsidiaries and the Origin stockholders, and not contain any untrue statement of a material fact or omission;

      (vi) Each of Dr. Han and Messrs. Yang and Yuan will have entered into the employment agreements with Origin; and

      (vii) Each of Dr. Han and Messrs. Yang and Yuan will have entered into the form of voting agreement which is an exhibit to the Purchase Agreement that provides for them to vote all of the shares of Agritech over which they have direct or beneficial ownership and voting authority in favor of Kerry Propper and one of Mr. Propper's designees as directors of Agritech for a period of three years after the closing.

Indemnification

      The Origin Stockholders shall indemnify and hold harmless Agritech for any damages, whether as a result of any third party claim or otherwise, and which arise from or in connection with the breach of representations and warranties and agreements and covenants of Origin, the Origin subsidiaries or the Origin Stockholders. Agritech shall indemnify and hold harmless each Origin stockholder from and against and shall reimburse each Origin stockholder for any damages, whether as a result of any third party claim or otherwise, and which arise from or in connection with the breach of representations and warranties and agreements and covenants of CCAC, which will be assumed by Agritech upon the redomestication merger. Claims may be asserted once the damages exceed $50,000. Any indemnification payments shall be deemed to be an adjustment to the purchase price. There will be withheld $250,000 from the initial payment of $10,000,000 to be paid to the Origin Stockholders at the closing, for a period of 12 months, to be available to satisfy, in whole or part, any claim under the indemnification obligations of the Origin Stockholders.

      The determination to assert a claim for indemnification against the Origin stockholders for the benefit of Agritech will be determined by an independent committee of the board of directors of Agritech. The independent committee of the board of directors will consist of two persons, as selected by the board of directors, none of whom is an officer or employee of Agritech and its subsidiaries or is the direct or beneficial owner of 5% or more of the voting capital stock of Agritech.

Termination

      The Purchase Agreement may be terminated at any time, but not later than the closing as follows:

      (i)   By mutual written consent of CCAC and Origin;


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      (ii)  By either party if the other party amends a schedule and such amendment or supplement reflects a material adverse change in the condition, operations or prospects of its business; (iii) By either party if the closing has not occurred by May 31, 2005 (unless such terminating party is in breach of any of its material covenants, representations or warranties);

      (iv) By either party if the other party has breached any of its covenants or representations and warranties in any material respect and has not cured its breach within 10 business days of the notice of an intent to terminate, provided that the terminating party is itself not in breach;

      (v) By Origin, if the board of directors of CCAC (or any committee thereof) shall have failed to recommend or withdraw or modify in a manner adverse to Origin its approval or recommendation of the Purchase Agreement and any of the transactions contemplated thereby;

      (vi) By CCAC if its board of directors shall have determined in good faith, based upon the advice of outside legal counsel, that failure to terminate the Purchase Agreement is reasonably likely to result in the board of directors breaching its fiduciary duties to stockholders by reason of the pendency of an unsolicited, bona fide written proposal for a superior transaction; or

      (vii) By either party if, at the CCAC stockholder meeting, the Purchase Agreement and the transactions contemplated thereby shall fail to be approved and adopted by the affirmative vote of the holders of CCAC's common stock, or 20% or more of the Public Shares request conversion of their shares into the pro rata portion of the trust fund in accordance with the CCAC certificate of incorporation.

      If the Purchase Agreement is terminated by CCAC for material breach of a covenant, representation or warranty or material amendment to a schedule of Origin, the Origin subsidiaries or Origin stockholders, then the Origin stockholders will pay CCAC $1,000,000 upon termination of the Purchase Agreement in lieu of any other right or remedy that the CCAC may have against the other parties to the Purchase Agreement for such breach. If the Purchase Agreement is terminated by Origin for a material breach of a covenant, representation or warranty or material amendment to a schedule of CCAC, or because the board of directors of CCAC fails to recommend or withdraws or modifies its approval or recommendation of approval of the Purchase Agreement, then Richard Propper, Kerry Propper, Jiangnan Huang, Li Zhang, Dan Beharry and Steven Urback (pro rata in relation to their initial ownership in CCAC) will pay Origin $1,000,000 upon termination of the Purchase Agreement in lieu of any other right or remedy that Origin may have against the other parties to the Purchase Agreement for such breach. The Origin entities have no right to damages from CCAC or Agritech and they have no right to any amount held in the trust fund, and they have agreed not to make any claim against CCAC and Agritech that would adversely affect the business, operations or prospects of CCAC and Agritech or the amount of the funds held in the trust fund.


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

Employment Agreements

      Each of Dr. Han Gengchen and Messrs. Yuan Liang and Yung Yasheng will enter into a three-year employment agreement with Origin. Dr. Han will be employed as the chief executive officer, Mr. Yuan will be the executive vice chairman and Mr. Yang will be president and chief operating officer. The agreements will provide for an annual salary of $250,000 and a discretionary cash bonus based on growth in CCAC's per-share value, achievement of growth and business targets, satisfaction of company capital requirements and other criteria, as the compensation committee determines. The executives will be entitled to insurance benefits, five weeks vacation, a car and reimbursement of business expenses and, if necessary, relocation expenses. The agreements will be terminable by Origin for death, disability and cause. The executive may terminate for good reason, which includes CCAC's breach, the executive not being a member of the board of directors, and change of control. In the event of termination for good reason, the executive will receive two years compensation and benefits. The agreements contain provisions for the protection of confidential information and a three-year-after employment non-competition period within the PRC. In the Purchase Agreement, there is an additional non-competition agreement applicable to these persons for the greater of five years after consummation or two years after employment that includes Hong Kong and Taiwan, in addition to the PRC.

Item 7.01 Regulation FD Disclosure

Overview of Origin

      Origin is one of the premier players in China's seed industry. It specializes in the research, development, production, sale and distribution of agricultural crop seeds. Origin's primary concentration is on hybrid corn seed, but it is in the process of expanding into the development and sale of cottonseed and hybrid rice seed.

      Origin was founded in December 1997, with headquarters in Beijing. Currently, Origin has over four hundred employees. It has four subsidiaries, one of which is a technology holding corporation to hold and manage its intellectual property. Origin operates through several branches in locations in Beijing, Hebei, Gansu, Henan, Liaoning, Jilin, and Sichuan. As Origin expands, it plans to locate additional production facilities, sales offices and research stations strategically throughout China in the main corn, cotton, and rice agricultural belts.

Leading Market Position

      Although Origin has only a six-year history in the Chinese seed industry, many of its business practices have become benchmarks for other Chinese seed companies. Origin's executives have global business experience and access to global resources through their previous industry, educational and research ties. Origin employs a team of internationally educated and experienced managers and researchers. Its in-house research and development team is one of the most efficient in the Chinese corn seed industry and has already developed many of its own hybrid lines and established a rich product development pipeline.


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

      Origin is recognized for the quality of its hybrid corn seeds and efficient sales network. As a result of these factors and its 24/7 service, its seeds command a premium price in the seed market. Origin believes that it currently has the largest processing capability, largest company-run seed production base and most advanced equipment in the Chinese seed industry. Furthermore, it is the only Chinese seed company that provides post-sale technical service, which serves to bolster its relationship with its customer base.

      The seed industry in China has significant time and expense barriers to entry. It generally takes between eight and ten years to develop and sell proprietary hybrid seeds in China. First, prior to initiating government licensing and testing procedures, a company seeking to sell seed must develop environment specific hybrid products appropriate for a given regional market, a process that can last as long as four to six years. Second, the company must be granted two licenses, a process which takes at least one year. Third, the company must submit seeds for government testing, which lasts at least three years, and then it must wait until the following growing season to begin sales. Once this process is completed, a new company must build brand recognition and a sales and service network in order to reach the market.

Origin Represents a Consolidation Opportunity in a Fragmented Market

      The vast majority of the global hybrid seed market is controlled by Monsanto, Pioneer and Sygenta; however, there is no market leader in China at this time. The Chinese seed market is extremely fragmented, and the top five companies control less than 25% of the market. In 2003, Origin had approximately a 3% market share and in the first nine months of 2004, Origin had a 3.75% market share, and it is among these top five companies. The remaining 75% of the Chinese market is spread among approximately 5,000 local seed producers that sell only to local farmers. These companies, in general, are poorly run and have no motivation to expand geographically. Their product is generally neither uniform nor up to international standards. Origin believes that, in the future, it is likely that these companies will discontinue seed production and become distributors for one of the larger, better capitalized and quality oriented seed companies, like Origin.

Origin Has Seasoned Management Team

      The Chairman and CEO, Dr. Han, received his PhD in Plant Breeding and Cytogenetics from Iowa State University and has over twenty years experience in the seed industry. He worked for the International Maize and Wheat Improvement Center (CIMMYT) in Mexico from 1987 to 1990, and Pioneer Hi-bred International Inc., in the Philippines and Taiwan, from 1990 to 1996. Dr. Han's concentration is in the research and development of corn seed and general management of the Origin seed business.

      The President and Chief Operating Officer, Mr. Yang, has over fifteen years of experience in marketing and selling corn products in China. He studied molecular biology at the University of Maryland in the US, and served as an officer in the Fujian provincial government where he specialized in the areas of technology, medicine and education. Since Mr. Yang joined Origin sales revenues have increased rapidly, from RMB28MM (US$3.5 million) in 1998 to nearly RMB300MM (US$38 million) in 2003.


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

      The company's executive vice chairman is Mr. Yuan, who has been with the company since 1997. Mr. Yuan received his Bachelor and Master degrees in Mechanical Engineering from Shanghai Jiao Tong University. One of the other companies with which Mr. Yuan is affiliated as a director with Fujian Co-development Company, which is listed on the Hong Kong exchange.

      Origin currently has 32 research and development specialists, 142 sales people, 59 administrative staff, and 183 technicians in the production plants.

Production of the High Quality Hybrid Seeds

      Origin believes that it maintains the strictest seed quality control system in China. It was the first Chinese seed company to gain ISO9001-2000 certification. To continue its position as a quality producer, the company consistently expends approximately5% of its gross income resources on research and development. Also, the company established its own stable of seed production bases in Gansu and Inner Mongolia by providing seed-producing farmers with technical training and strict field quality control practices. Origin believes that it has the largest processing capability and utilizes the most advanced equipment in China, which helps to guarantee a high quality of hybrid seeds. By employing these practices, Origin believes that it has achieved a product quality on par with, if not superior to, that of its foreign counterparts.

      Origin has very close relationships with the top academic research institutions in China, including the Chinese Academy of Science, China Agricultural Academy of Science, Beijing Agricultural Academy of Science, Henan Agricultural University and Liaoning Agricultural Academy. Origin has cooperated with these institutions through contractual research, partnering relationships and by joint-licensing various varieties of their hybrid seeds. One of Origin's subsidiaries is 2.04% owned by Henan University.

      The development of the science of genetics has permitted the creation of new species of corn, rice and cotton, rather than just new varieties. Genetically modified (GM) corn, soybean and cotton have been widely used in the United States and many other countries to guard against insect damage and to increase yields. The future potential for GM corn and rice in China is astounding. Since receiving Chinese government approval, GM cotton is now planted by nearly 70% of Chinese cotton farmers to guard against bore damage. Because the Chinese market has widely accepted GM cotton, and the Ministry of Agriculture is beginning to promote GM rice seed, Origin believes that GM products will eventually be fully promoted and accepted in the Chinese market.

      In response to these developments, Origin initiated its own biotech program in 2000, and it is cooperating with the Chinese Academy of Science, China Agricultural University, China Agricultural Academy of Science and Beijing Agricultural Academy of Science on gene research. Origin's strategy is to ensure that the technology will be ready when the market is ready.


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

National Marketing and Distributors

      Origin has its own sales organization of 142 persons that oversee all aspects of the distribution and retail sale network and promote the company sales to the expanding distribution chain.

      Origin has established a stable, nationwide distribution network with over 1,200 first-level distributors and over 20,000 second-level distributors and some retailers. The distributors in turn sell to the retailers and retailers sell to the farmers, of which there are over 200 million end-user corn farmers in China. This distribution network covers almost all the provinces of China, excluding only Qinghai and Tibet. The top five provinces in terms of sales volume are Jilin, Sichuan, Liaoning, Chongqin and Hunan, representing 42.51% of Origin's 2003 annual sales volume.

      Generally, there is only one distributor responsible for all sales of Origin products in a specific county on an exclusive basis. In order to enforce exclusivity and monitor product locations, Origin assigns a code to each distributor and marks all packaging sent to the distributor with this code. Vigilant monitoring of territory integrity and enforcement of penalties, which may include termination of distribution rights, provides stability and profitability within the distribution network, ensuring quality services and product availability to the end customers. Origin enjoys a very positive reputation for its implementation and enforcement of this exclusive distribution system.

      All distributors' orders must be paid in full prior to delivery. Advance deposit orders account for between 70% and 80% of Origin's sales; the remaining 20 % to 30% are comprised of spot transactions. Distributors are able to obtain discounts by advance deposit during the months of August, September and October. At the end of the annual sales season, Origin sets a final sales price that is below the suggested retail price. Those distributors who have taken delivery of product prior to the set price are refunded the difference, if any, though many elect to have Origin retain a portion to count toward their advance deposit for the following year.

      Origin maintains very close relationships with its distributors. A distributor, once certified, receives many value-added services such as management training, sales technical training, marketing information and technical support. After-sales service also includes "zero risk storage management" for the distributors. This program guarantees that distributors that have an overstock of Origin seed will be relieved of their surplus by the company's repurchase program. Sales representatives re-allocate surplus inventory to other areas of demand. This service speeds-up distributors' clearance of stock and reduces both inventory risk and carrying costs. In addition to the positive impact on the distribution network and the increased assurance that product availability is commensurate with demand, the zero overstock program helps insure that end-user seed is of the highest quality and within the company-specified shelf life.

      On an annual basis, Origin's sales team assists distributors in writing monthly sales plans. These sales plans are then submitted to Origin via facsimile 30 days prior to required seed delivery dates. Every year around the harvest season, Origin organizes corn production demonstrations in cooperation with local villages and seed distributors, to which are invited


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farmers and others in the seed distribution chain. At these demonstrations,
Origin teams show their hybrid corn, explain planting techniques, discuss industry best practices and disseminate promotional materials. These marketing and production demonstrations help create new demand, not only in each village where demonstrations are held, but also in nearby villages, for both the current season and for succeeding years.

      The technical department of the company has a 24-hour toll-free number available for farmers and distributors, through which they can obtain solutions to specific technical problems and issues of seed piracy. If on-site help is required, a Technical Assistant will arrive on location within 48 hours of a call. Origin also enlists the help of its distributors to provide help and advice to the farmer. As a result, Origin provides an unique level of service in China which builds brand identity and loyalty and has resulted in improving sales.

      Using local TV and radio broadcasts, Origin promotes its brand to over 70% of its geographic market, reaching over fourteen million individual farmer households. Additionally, Origin publishes a seasonal newspaper, "Origin News," with a distribution to about twenty million farmers in which it addresses technical issues, shares success stories and further promotes the Origin brand. Origin News is the de facto source of product and technical information for the Chinese peasant farmer. Origin maintains a database of over 1,000,000 farmers that tracks buying habits and contact information.

      Product and technical service brochures are provided throughout the distribution network and prove a valuable tool in promoting the sale of the corn seed product and the recognition of the Origin brand. The Origin slogan, "When buying seed, quality is paramount -- trust Origin," appears on all promotional material, helping to build the brand in all the local markets.

Strong Intellectual Property Portfolio

      One of the strengths of Origin is its portfolio of intellectual property. The most important of which is the portfolio of seed hybrids and varieties. In addition it has various copyright and trademarks.

      Origin launched its first proprietary product in 2003 after six years of research and development. In 2004, Origin delivered four new proprietary products to the market. With its research, breeding system and management, Origin has been able to introduce forty to fifty new proprietary products into the government testing and approval cycle each year in the past and anticipates continuing to do so at this pace. If Origin is successful in maintaining this flow of new products, this should result in at least three new products being approved and available for the market each succeeding year. Currently Origin has seven products in the third and last year of the testing and approval cycle, sixteen products in the second and twenty-three products in the first. These currently ensure new hybrid seeds will be available for release to the market each year over the next several years.

      Origin has brought to market twenty-one new varieties of hybrid seed in 2004, including eighteen varieties of corn and three varieties of cottonseed. Of these varieties, four hybrid corn seeds and one hybrid cottonseed were developed by Origin's research and development team,


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while the remaining sixteen seed products were licensed from independent research and development institutions, which have no commercialization ability or distribution channels. All licenses are exclusive to Origin with the exception of one seed product, Yuyu22. License fees paid to research institutes are approximately 5% of the wholesale price, and are normally negotiated against total annual sales volume per seed product.

      Seed counterfeiting is widespread in China. In response to this serious problem, Origin has devised a user-friendly solution to protect the customer and its seed brands. Origin places a unique identifying code on each bag of seed that it sells. Farmers can call the technical support line to verify the code, ensuring the seed is a genuine Origin product. Operators note each time a code is verified, negating the possibility of a counterfeiter repeatedly using the same number. Origin receives as many as 6,000 phone calls per day for technical assistance and code verification.

      Origin has also sought and achieved court protection of is branded seeds. In a recent action against 14 counterfeiters, the first tribunal level ordered a cease and desist of infringement of the company seeds and awarded damages. The case has been appealed on the issue of the damages. This case is unique in China at this time and has demonstrated the widespread support for protecting seed production. Origin expects this to have an important impact over the long term in protecting its rights and brand identity.

Future Strategy: Entering the Cottonseed and Rice Seed Markets

      China is the largest producer and consumer of cotton in the world. Demand for cottonseed in China is approximately 100 million KGs, or about 3 billion RMB (US$375 million) annually. In China, rice is planted mainly for human consumption. There are about 30 million hectares in use for planting rice in the country. Demand for rice seed is about 600 million KGs, or about 6 billion RMB (US$750 million) annually. Since the business models for corn, cotton and rice production are very similar, and share similar sales channels, part of Origin's strategic plan is to participate in the cotton and rice seed business.

      Since its inception in 1998, Origin has been working to develop its own hybrid cottonseed. Currently, it has two cotton products in government testing programs. After its success with corn seed sales in the Southwest of China (a primary agricultural area for rice), Origin decided to enter the rice business by taking advantage of its existing sales channels and corporate brand image. To facilitate a quick start to this program, Origin will license a hybrid rice seed from a partner research institute for resale by the end of this year. In addition, Origin plans to produce and sell hybrid rice seed by the end of the next growing season.

      Origin also plans, when possible, to acquire some of the smaller distribution channels, to consolidate its position in the market and strengthen its presence and increase its market share.


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Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

      (c)   Exhibits:

            10.1 (To be filed by amendment) Stock Purchase Agreement dated December 20, 2004 among Chardan China Acquisition Corp., State Harvest Holdings Limited and all the State Harvest Holdings Limited stockholders

            99.1  (Filed herewith) Press release dated December 20, 2004


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

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 27, 2004                      CHARDAN CHINA ACQUISITION CORP.

                                              By: /s/ Kerry Propper
                                                  ------------------------------
                                              Name:  Kerry Propper
                                              Title: Executive Vice President


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